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                                                                       Exhibit 8

                                December 16, 2004


HSBC Finance Corporation
2700 Sanders Road
Prospect Heights, Illinois 60070

Ladies and Gentlemen:

         We have acted as special United States tax counsel to HSBC Finance Corporation (the "Company") in connection with its filing of the Securities and Exchange Commission Amendment No. 1 to Form S-3 Registration Statement (the "Registration Statement") dated as of December 16, 2004. The Registration Statement includes the prospectus (the "Prospectus") dated as of December 16, 2004. This opinion is being furnished to the Company pursuant to Item 16 (which references Exhibit 8) of the Registration Statement.

         In arriving at the opinion expressed below, we have examined the Registration Statement, the Prospectus and such other documents as we have considered necessary. Based upon and subject to the foregoing, we are of the opinion that the statements set forth in the Prospectus under the headings "Certain United States Tax Documentation Requirements" and "United States Taxation of Non-U.S. Holders" to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto are correct in all material respects.

         In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the law of the United States of America.

         This opinion letter is provided to Household International only and, without our prior written consent, may not be relied upon by any other person. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         This opinion letter is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.

                                         Very truly yours,

                                         /s/ SIDLEY AUSTIN BROWN & WOOD LLP